UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013

_________________

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54111	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9530 Main Street Clarence, New York (Address of Principal Executive Office)		14031 (Zip Code)
Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 is incorporated herein by reference to the extent required.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 8.01 is incorporated herein by reference to the extent required.

Item 7.01	Regulation FD Disclosure.

On July 24, 2013, 22nd Century Group, Inc. (the “Company”) issued a press release regarding the conversion of all of the outstanding Series B Warrants into shares of common stock. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01	Other Events.

On July 23, 2013, Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund Ltd. converted all of the remaining outstanding Series B Warrants into shares of the Company’s common stock at a conversion price of $0.60 per share. The Series B Warrants were converted into an aggregate of 2,083,334 shares of the Company’s common stock and resulted in gross proceeds to the Company of $1.25 million.

Following the conversion of the Series B Warrants into common stock, no Series B Warrants remain outstanding.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated July 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Joseph Pandolfino
Date: July 24, 2013	Joseph Pandolfino
Chief Executive Officer